                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 15, 1999 (November
                                   15, 1999)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                    001-14195                65-0723837
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
     Incorporation)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (b) Pro forma Financial Information

  The attached, presents the American Tower Corporation (the Company) unaudited pro forma condensed consolidated balance sheet as of September 30, 1999 and the Company's unaudited pro forma condensed consolidated statements of operations for the nine month period ended September 30, 1999 and the year ended December 31, 1998.

  The term pro forma transactions, as used in the accompanying pro forma condensed consolidated financial statements and notes thereto, is defined as certain of our major acquisitions and financings and includes the following: the OmniAmerica merger, the Telecom merger, the Separation from American Radio Systems Corporation, the ATC merger, the Wauka transaction, the UNIsite merger, the AirTouch transaction, the AT&T transaction, our public offering in July 1998 (July offering), our secondary public offering and private placement in February (February offerings), and our placement of 6.25% and 2.25% convertible notes (notes placement) in October 1999. The pro forma financial statements do not reflect all of our consummated or pending acquisitions. The adjustments assume that all pro forma transactions were consummated on January 1, 1998, in the case of the unaudited pro forma condensed consolidated statements of operations. The adjustments assume that the pending pro forma transactions were consummated as of September 30, 1999 in the case of the unaudited pro forma condensed consolidated balance sheet. You should read the pro forma financial statements in conjunction with the 1998 Annual Report on Form 10-K, March 1999, June 1999 and September 1999 Quarterly Reports on Form 10-Q, and our report on Form 8-K dated September 17, 1999. Although the AirTouch transaction and the AT&T transaction do not involve the acquisition of a business, we have provided pro forma information related to these transactions as we believe such information is material.

  The pro forma financial statements may not reflect our financial condition or our results of operations had these events actually occurred on the dates specified. They may also not reflect our financial condition or our results of operations as a separate, independent company during the periods. Finally, they may not reflect our future financial condition or results of operations.


   Description                                                     Page Number
   -----------                                                     -----------
   Unaudited Pro forma Condensed Consolidated Balance Sheet as of  3
   September 30, 1999 and Notes Thereto
   Unaudited Pro forma Condensed Consolidated Statement of         5
   Operations for the Year Ended December 31, 1998 and Notes
   Thereto
   Unaudited Pro forma Condensed Consolidated Statement of         8
   Operations for the Nine Months Ended September 30, 1999, and
   Notes Thereto

                           AMERICAN TOWER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999
                                 (in thousands)

                                                     Adjustments
                                                    for Pro Forma   Pro Forma
                                        Historical Transactions(a) as adjusted
                                        ---------- --------------- -----------
                ASSETS
Cash and cash equivalents.............. $   41,711   $   13,740    $   55,451
Accounts receivable, net...............     38,818        1,806        40,624
Other current assets...................     39,010        6,868        45,878
Notes receivable.......................     72,156      (25,000)       47,156
Property and equipment, net............    892,245                    892,245
Unallocated purchase price.............               1,356,061     1,356,061
Intangible assets, net.................  1,275,807                  1,275,807
Deferred tax asset.....................    113,003                    113,003
Deposits and other assets..............    147,808      (87,000)       60,808
                                        ----------   ----------    ----------
  Total................................ $2,620,558   $1,266,475    $3,887,033
                                        ==========   ==========    ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding current
 portion of long-term debt............. $   74,906   $   15,549    $   90,455
Deferred income taxes..................                  42,268        42,268
Other long-term liabilities............      3,369        1,494         4,863
Long-term debt, including current por-
 tion..................................    378,640      561,664       940,304
Convertible notes, net of discount.....                 600,000       600,000
Minority interest......................      5,909                      5,909
Stockholders' equity...................  2,157,734       45,500     2,203,234
                                        ----------   ----------    ----------
  Total................................ $2,620,558   $1,266,475    $3,887,033
                                        ==========   ==========    ==========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

We have prepared the unaudited pro forma condensed consolidated balance sheet as of September 30, 1999 to give effect, as of such date, to the AirTouch transaction, the AT&T transaction, the UNIsite merger and the notes placement, the only pro forma transactions not completed by that date. The Company will account for all of the pro forma transactions under the purchase method of accounting.

(a) The following table sets forth the pro forma balance sheet adjustments as of September 30, 1999 (in thousands).

                                                                           Total
                                                                        Adjustments
                                                                            for
                          AirTouch        AT&T     UNIsite     Notes     Pro Forma
                         Transaction   Transaction  Merger   Placement  Transactions
                         -----------   ----------- --------  ---------  ------------
         ASSETS
Cash and cash
 equivalents............                           $ 13,740              $   13,740
Accounts receivable,
 net....................                              1,806                   1,806
Other current assets....                              6,868                   6,868
Notes receivable........                            (25,000)                (25,000)
Unallocated purchase
 price(1)...............  $845,500      $ 265,000   245,561               1,356,061
Deposits and other
 assets.................  (100,000)        (3,000)           $  16,000      (87,000)
                          --------      ---------  --------  ---------   ----------
  Total.................  $745,500      $ 262,000  $242,975  $  16,000   $1,266,475
                          ========      =========  ========  =========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities,
 excluding current
 portion of long-term
 debt...................                $   5,000  $ 10,549              $   15,549
Deferred income taxes...                             42,268                  42,268
Other long-term
 liabilities............                              1,494                   1,494
Long-term debt,
 including current
 portion................  $700,000        257,000   188,664  $(584,000)     561,664
Convertible notes, net
 of discount............                                       600,000      600,000
Stockholders' equity....    45,500(2)                                        45,500
                          --------      ---------  --------  ---------   ----------
  Total.................  $745,500      $ 262,000  $242,975  $  16,000   $1,266,475
                          ========      =========  ========  =========   ==========

The following table sets forth the purchase prices and related pro forma financing of the transactions described above (in millions).

                                                                   Fair Value of
                                         Purchase Price Borrowings Debt Assumed
                                         -------------- ---------- -------------
AirTouch transaction....................    $ 845.5(2)   $ 700.0
AT&T transaction........................      260.0        257.0
UNIsite merger..........................      165.0        135.2      $ 51.7

--------
(1) Upon completion of our evaluation of the purchase price allocations, we expect that the average life of the assets should approximate 15 years.
(2) We have agreed to issue warrants having a fair value of approximately $45.5 million to purchase an aggregate of 3,000,000 shares of Class A common stock at $22.00 per share.

                           AMERICAN TOWER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1998
                     (in thousands, except per share data)

                                                      Adjustments for
                                                         Pro Forma    Pro Forma,
                                          Historical  Transactions(a) as adjusted
                                          ----------  --------------- -----------
Operating revenues......................  $ 103,544      $ 169,548     $ 273,092
Operating expenses excluding
 depreciation and amortization, tower
 separation, and corporate general and
 administrative expenses ...............     61,751        110,873       172,624
Depreciation and amortization...........     52,064        160,795       212,859
Tower separation expense................     12,772                       12,772
Corporate general and administrative ex-
 pense..................................      5,099          3,500         8,599
                                          ---------      ---------     ---------
Loss from operations....................    (28,142)      (105,620)     (133,762)
                                          ---------      ---------     ---------
Other (income) expense:
  Interest expense......................     23,229         91,592       114,821
  Interest income and other, net........     (9,217)                      (9,217)
  Minority interest in net earnings of
   subsidiaries.........................        287                          287
                                          ---------      ---------     ---------
Total other (income) expense............     14,299         91,592       105,891
                                          ---------      ---------     ---------
Loss before income taxes and extraordi-
 nary losses............................    (42,441)      (197,212)     (239,653)
Benefit for income taxes(b).............     (4,491)       (65,600)      (70,091)
                                          ---------      ---------     ---------
Loss before extraordinary losses........  $ (37,950)     $(131,612)    $(169,562)
                                          =========      =========     =========
Basic and diluted net loss per common
 share before extraordinary losses......  $   (0.48)           N/A     $   (1.10)
                                          =========      =========     =========
Basic and diluted common shares
 outstanding(c).........................     79,786         74,872       154,658
                                          =========      =========     =========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 gives effect to the pro forma transactions, as if each of them had occurred on January 1, 1998.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense; and (2) record an increase of net interest expense of $91.6 million for the year ended December 31, 1998 as a result of the increased debt after giving effect to the July 1998 and February 1999 equity financings and the notes placement.

We have also adjusted the results of operations to reverse historical depreciation and amortization expense of $20.3 million for the year ended December 31, 1998 and record depreciation and amortization expense of $160.8 million for the year ended December 31, 1998 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight line basis over the term of the obligations. Amortization of debt discount and issuance costs are included within interest expense.

We have not carried forward corporate general and administrative expenses of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $3.5 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

The following table sets forth the historical results of operations for the pro forma transactions for the year ended December 31, 1998 (in thousands).

                            Wauka      ATC     Separation   July    OmniAmerica TeleCom   February
                         Transaction  Merger    From ARS  Offering    Merger     Merger   Offerings
                         ----------- --------  ---------- --------  ----------- --------  ---------
Operating revenues......  $  4,736   $ 11,337                        $ 82,313   $ 12,273
Operating expenses
 excluding depreciation
 and amortization, and
 corporate general and
 administrative
 expenses...............     2,065      3,936                          73,461      2,701
Depreciation and
 amortization...........       986      3,125                           8,325      5,990
Corporate general and
 administrative
 expense................     3,520                                                13,932
                          --------   --------                        --------   --------
(Loss) income from
 operations.............    (1,835)     4,276                             527    (10,350)
Other (income) expense:
 Interest expense.......       997      3,333   $  8,901  $(15,736)     2,638      2,873  $(19,184)
 Interest income........                                                            (660)
 Other, net.............         9      5,144                            (458)       843
                          --------   --------   --------  --------   --------   --------  --------
(Loss) income before
 income taxes...........  $ (2,841)  $ (4,201)  $ (8,901) $ 15,736   $ (1,653)  $(13,406) $ 19,184
                          ========   ========   ========  ========   ========   ========  ========

                          NOTES TO UNAUDITED PRO FORMA

                                                                                        Total
                                                                                     Adjustments
                                                                                       for Pro
                         UNIsite    AirTouch        AT&T         Notes    Pro Forma     Forma
                          Merger   Transaction   Transaction   Placement Adjustments Transactions
                         --------  -----------   -----------   --------- ----------- ------------
Operating revenues...... $  4,414   $  51,566(d)  $   2,909(e)                        $ 169,548
Operating expenses
 excluding depreciation
 and amortization, and
 corporate general and
 administrative
 expenses...............    1,615      19,400(f)      7,695(f)                          110,873
Depreciation and
 Amortization...........    1,870                                         $ 140,499     160,795
Corporate general and
 administrative
 expense................   12,273                                           (26,225)      3,500
                         --------   ---------     ---------     -------   ---------   ---------
(Loss) income from
 operations.............  (11,344)     32,166        (4,786)               (114,274)   (105,620)
Other (income) expense:
 Interest expense.......    6,320      64,000        20,800     $(7,403)     24,053      91,592
 Interest income........   (2,331)                                            2,991
 Other, net.............      (27)                                           (5,511)
                         --------   ---------     ---------     -------   ---------   ---------
(Loss) income before
 income taxes........... $(15,306)  $ (31,834)    $ (25,586)    $ 7,403   $(135,807)  $(197,212)
                         ========   =========     =========     =======   =========   =========

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes shares of Class A common stock issued pursuant to: the Wauka transaction--1.4 million, the ATC merger--28.8 million, the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million, July offering--27.9 million, and the February offerings--26.2 million.

(d) Includes additional revenues to be recognized in connection with the AirTouch lease agreement. Approximately $3.5 million of existing third-party lease revenues has not been included.

(e) Includes additional revenues to be recognized in connection with the AT&T and AT&T Wireless Services lease agreements. Approximately $8.8 million of existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service businesses of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                           AMERICAN TOWER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 1999
                     (in thousands, except per share data)

                                                   Adjustments for
                                                      Pro Forma    Pro Forma,
                                        Historical Transactions(a) as adjusted
                                        ---------- --------------- -----------
Operating revenues.....................  $169,100     $  60,412     $ 229,512
Operating expenses excluding
 depreciation and amortization and
 corporate, general and administrative
 expenses..............................    99,525        37,702       137,227
Depreciation and amortization..........    92,919        76,036       168,955
Corporate general and administrative
 expense...............................     6,395         2,625         9,020
                                         --------     ---------     ---------
Loss from operations...................   (29,739)      (55,951)      (85,690)
Other (income) expense:
  Interest expense.....................    17,497        64,332        81,829
  Interest income and other, net.......   (13,899)                    (13,899)
  Minority interest in net losses of
   subsidiaries........................        79                          79
                                         --------     ---------     ---------
Total other (income) expense...........     3,677        64,332        68,009
Loss before income taxes...............   (33,416)     (120,283)     (153,699)
Benefit for income taxes(b)............      (942)      (43,210)      (44,152)
                                         --------     ---------     ---------
Net loss...............................  $(32,474)    $ (77,073)     (109,547)
                                         ========     =========     =========
Basic and diluted net loss per common
 share before extraordinary losses.....  $  (0.22)    $     N/A     $   (0.70)
                                         ========     =========     =========
Basic and diluted common shares
 outstanding(c)........................   147,588         8,010       155,598
                                         ========     =========     =========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1999 gives effect to the pro forma transactions not consummated as of January 1, 1999, which includes the Omni merger, the Telecom merger, the UNIsite merger, the AirTouch transaction, the AT&T transaction, the February offerings, and the notes placement. The Company will account for all of the pro forma transactions under the purchase method of accounting.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense; and (2) record an increase in net interest expense of $64.4 million for the nine months ended September 30, 1999 as a result of the increased debt after giving effect to the proceeds of the February 1999 equity financings and the notes placement.

We have also adjusted the results of operations to reverse historical depreciation and amortization expense of $6.6 million for the nine months ended September 30, 1999 and recorded depreciation and amortization expense of $76.0 million for the nine months ended September 30, 1999 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of debt discount and issuance costs are included within interest expense.

We have not carried forward corporate general and administrative expenses of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $2.6 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

The following table sets forth the historical results of operations for the pro forma transactions for the nine months ended September 30, 1999 (in thousands).

                                                                                                                  Total
                                                                                                               Adjustments
                                                                                                                 for Pro
                     OmniAmerica TeleCom   February  UNIsite    AirTouch       AT&T        Notes    Pro Forma     Forma
                       Merger     Merger   Offerings  Merger   Transaction  Transaction  Placement Adjustments Transactions
                     ----------- --------  --------- --------  -----------  -----------  --------- ----------- ------------
Operating
 revenues..........    $12,246   $  2,029            $  5,183    $38,675(d)   $ 2,279(e)                        $  60,412
Operating expenses
 excluding
 depreciation and
 amortization, and
 corporate general
 and administrative
 expenses..........     12,257        549               4,575     14,550(f)     5,771(f)                           37,702
Depreciation and
 amortization......      2,372      1,201               3,005                                       $  69,458      76,036
Corporate general
 and administrative
 expense...........      2,882     10,173               6,906                                         (17,336)      2,625
                       -------   --------   -------  --------    -------      -------     -------   ---------   ---------
(Loss) income from
 operations........     (5,265)    (9,894)             (9,303)    24,125       (3,492)                (52,122)    (55,951)
Other (income)
 expense:
 Interest expense,
  net..............        746        521   $(1,499)    5,702                             $(5,534)     64,396      64,332
 Interest income...        (14)                          (681)                                            695
 Other, net........        816       (106)                511                                          (1,221)
                       -------   --------   -------  --------    -------      -------     -------   ---------   ---------
(Loss) income
 before income
 taxes.............    $(6,813)  $(10,309)  $ 1,499  $(14,835)   $24,125      $(3,492)    $ 5,534   $(115,992)  $(120,283)
                       =======   ========   =======  ========    =======      =======     =======   =========   =========

                          NOTES TO UNAUDITED PRO FORMA

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes shares of Class A common stock issued pursuant to: the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million, and the February offerings--26.2 million.

(d) Includes additional revenues to be recognized in connection with the AirTouch lease agreement. Approximately $2.6 million of existing third-party lease revenues has not been included.

(e) Includes additional revenues to be recognized in connection with the AT&T and AT&T Wireless Services lease agreements. Approximately $6.6 million of existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service businesses of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TOWER CORPORATION
                                          (Registrant)


                                          By:   /s/ Justin D. Benincasa
                                             ---------------------------------
                                          Name: Justin D. Benincasa
                                          Title: Vice President and Corporate
                                           Controller

Date: November 15, 1999
-------------------------